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                                                                    EXHIBIT 99.1

 Certification by the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of the Pactiv Hourly 401(k) Savings and Investment Plan (the "Plan") on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), I, Henry M. Wells, III, Vice President and Chief Human Resources Officer of Pactiv Corporation (the "Company"), certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

                                   /s/ Henry M. Wells, III
Date:  June 30, 2003               ---------------------------------------------
                                                Henry M. Wells, III
                                     Vice President and Chief Human Resources
                                     Officer and Member of Pactiv Corporation
                                                Benefits Committee